UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 11, 2025, T1 Energy Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with certain underwriters (the “Underwriters”) agreeing, subject to customary conditions, to issue and sell 28,282,830 shares of the Company’s common stock in a public offering at a price of $4.95 per share (the “Common Stock Offering”). In addition, pursuant to the Common Stock Underwriting Agreement, the Company granted the Underwriters an option, exercisable within 30 days, to purchase up to an additional 4,242,424 shares of the Company’s common stock. On December 12, 2025, the Underwriters delivered to the Company a written notice pursuant to the Common Stock Underwriting Agreement of the exercise in full by the Underwriters of the option to purchase the additional 4,242,424 shares. The issuance and sale of 32,525,254 shares of common stock (including the 4,242,424 shares of common stock pursuant to the Underwriters’ option to purchase additional shares) was completed on December 15, 2025.

On December 11, 2025, the Company also entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with the Underwriters agreeing, subject to customary conditions, to issue and sell $140,000,000 aggregate principal amount of the Company’s 5.25% Convertible Senior Notes due 2030 (the “Convertible Notes”) in a public offering (the “Convertible Notes Offering”). In addition, pursuant to the Convertible Notes Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $21,000,000 aggregate principal amount of Convertible Notes solely to cover over-allotments. On December 12, 2025, the Underwriters delivered to the Company a written notice pursuant to the Convertible Notes Underwriting Agreement of the exercise in full by the Underwriters of the option to purchase the additional $21,000,000 aggregate principal amount of Convertible Notes. The Convertible Notes Offering (including the $21,000,000 aggregate principal amount pursuant to the Underwriters’ over-allotment option) is expected to close on December 16, 2025, subject to customary conditions.

The above descriptions of the Underwriting Agreements are summaries and are not complete. The Underwriting Agreements contain customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. Copies of the Common Stock Underwriting Agreement and the Convertible Notes Underwriting Agreement are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference, and the above summaries are qualified by reference to the terms of the Common Stock Underwriting Agreement and the Convertible Notes Underwriting Agreement, respectively, as set forth in such exhibits.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the issuance and sale of the shares of the common stock in the Common Stock Offering is filed herewith as Exhibit 5.1.

On December 11, 2025, the Company issued a press release announcing that it priced the Common Stock Offering and the Convertible Notes Offering. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 11, 2025, among T1 Energy Inc. and Santander US Capital Markets LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters (relating to the Common Stock Offering)
1.2	Underwriting Agreement, dated December 11, 2025, among T1 Energy Inc. and Santander US Capital Markets LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters (relating to the Convertible Notes Offering)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

Dated: December 15, 2025

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